UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2008

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (617) 517-3252

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ON FEBRUARY 12, 2008, GLOBAL BPO SERVICES CORP. (“GBPO”) FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH ITS PROPOSED MERGER WITH STREAM HOLDINGS CORPORATION (“STREAM”) AND INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GBPO STOCKHOLDERS. STOCKHOLDERS OF GBPO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ GBPO’S PRELIMINARY PROXY STATEMENT, AMENDMENTS THERETO AS THEY BECOME AVAILABLE, AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED BY GBPO WITH THE SEC IN CONNECTION WITH GBPO’S SOLICITATION OF PROXIES FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT STREAM, GBPO AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: GLOBAL BPO SERVICES CORP., 125 HIGH STREET, 30TH FLOOR, BOSTON, MA 02110, TELEPHONE (617) 517-3252.

GBPO AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GBPO’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN GBPO IS CONTAINED IN GBPO’S PROSPECTUS DATED OCTOBER 17, 2007, WHICH IS FILED WITH THE SEC, AND IS ALSO CONTAINED IN GBPO’S PRELIMINARY PROXY STATEMENT. GBPO’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED MERGER BY READING GBPO’S PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

Item 8.01. Other Events.

Investor Presentation

On June 2, 2008, Global BPO Services Corp., a Delaware corporation (“GBPO”), entered into an amended and restated merger agreement (the “Amended Merger Agreement”) with River Acquisition Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of GBPO (“River”), and Stream Holdings Corporation, a Delaware corporation (“Stream”), to amend and restate in its entirety that certain Agreement and Plan of Merger, dated as of January 27, 2008, by and among GBPO, River and Stream. Pursuant to the Amended Merger Agreement and subject to GBPO stockholder approval, GBPO will acquire 100% of the issued and outstanding shares of capital stock of Stream.

On June 16, 2008, GBPO is participating in an investor conference. A copy of the slides to be presented by GBPO during the conference and to be used by GBPO in presentations to certain of GBPO’s stockholders and other persons is attached as Exhibit 99.1 to this current Report on Form 8-K and incorporated herein by reference.

Risks Associated with Stream’s Business and Industry

Stream’s business is subject to numerous risks and uncertainties. Stockholders of GBPO and other interested persons are advised to consider carefully the following risk factors, together with all of the risk factors and other information included in the preliminary proxy statement and any other relevant documents filed by GBPO with the U.S. Securities and Exchange Commission in connection with the proposed merger, because these documents contain important information about GBPO, Stream and the proposed merger:

•	Stream has a history of losses and there can be no assurance that Stream will become or remain profitable or that losses will not continue to occur;

•

a substantial portion of Stream’s revenue is generated from a limited number of clients, and the loss of one or more of these clients would materially reduce Stream’s revenue and cash flow and adversely affect Stream’s business;

•	Stream’s revenue is highly dependent on a few industries and any decrease in demand for outsourced business processes in these industries could reduce its revenue and seriously harm its business;

•	Stream may not be able to manage its growth effectively, which could adversely affect its results of operations;

•	Stream’s operating results are subject to fluctuation because its contracts are primarily short term and subject to early termination by its clients;

•	Stream depends on the continued services of its key employees and the loss of any of these key employees could have a material adverse effect on Stream’s business;

•	a decline in end-user acceptance of Stream’s clients’ products will decrease demand for Stream’s services and could have a material adverse effect on Stream’s business;

•

Stream depends on third-party technology which, if it should become unavailable, contain defects, or infringe on another party’s intellectual property rights, could result in increased costs or delays in the production and improvement of its products or result in liability claims; and

•	Stream may not be able to compete effectively against competitors with greater resources or capabilities and may lose business if clients decide to reduce the amount of services outsourced.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following document is included as an exhibit to this report:

99.1	Investor Presentation Slides.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2008

GLOBAL BPO SERVICES CORP.

By: /s/ R. Scott Murray

Name: R. Scott Murray

Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation Slides.